Exhibit 10.1

SIXTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
AND LIMITED WAIVER

THIS SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND LIMITED WAIVER (this “Amendment”), effective as of the 2nd day of May, 2012 (the “Sixth Amendment Effective Date”), is entered into by and among MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), the guarantors party hereto (the “Guarantors”), the lenders party hereto (the “Lenders”) and BANK OF MONTREAL, as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain Second Amended and Restated Credit Agreement dated April 13, 2011 (as amended by the First Amendment to Second Amended and Restated Credit Agreement effective as of June 30, 2011, the Second Amendment to Second Amended and Restated Credit Agreement effective as of August 15, 2011, the Third Amendment to Second Amended and Restated Credit Agreement effective as of September 28, 2011, the Fourth Amendment to Second Amended and Restated Credit Agreement effective as of December 6, 2011, the Fifth Amendment to Second Amended and Restated Credit Agreement and Second Amendment to Amended and Restated Security and Pledge Agreements effective as of February 14, 2012, and as further amended or restated from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement and make the other agreements more particularly described below; and

WHEREAS, the Borrower has advised the Administrative Agent and the Lenders that the Borrower anticipates the occurrence of an Event of Default under the Credit Agreement to arise as a result of the failure of the Borrower to comply with Section 9.01(a) of the Credit Agreement as of and for the fiscal quarter ended March 31, 2012; and

WHEREAS, the Borrower has requested that the Lenders waive such Event of Default;

WHEREAS, said parties are willing to so amend the Credit Agreement and waive such Event of Default subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Guarantors, the Lenders and the Administrative Agent agree as follows:

1.                                      Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

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2.                                      Amendments to Section 1.02.

(a)                                 Section 1.02 of the Credit Agreement is hereby amended to restate the definitions of “EBITDAX”, “Intercreditor Agreement”, “Second Lien Debt” and “Senior Notes” in their entirety as follows:

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period calculated on a trailing four quarter basis plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income Taxes, depreciation, depletion, amortization, expenses associated with the exploration of Oil and Gas Properties, all non-cash charges and adjustments (including stock-based compensation, impairment of asset values, non-cash adjustments to derivative carrying values, non-cash adjustments to asset retirement obligations and other similar items as from time to time required under GAAP) and all non-recurring expenses, minus all non-cash income added to Consolidated Net Income.  Notwithstanding the foregoing, if the Borrower issues Second Lien Debt or Senior Notes in an aggregate principal amount in excess of $350,000,000 or if the Baytex Acquisition Closing Date occurs, EBITDAX shall be Consolidated Net Income plus the aforementioned expenses or charges (i) for the most recently ended quarter multiplied by four (4) with respect to the quarter ended June 30, 2012, (ii) for the most recently ended two (2) quarters multiplied by two (2) with respect to the quarter ended September 30, 2012, and (iii) for the most recently ended three (3) quarters multiplied by four-thirds (4/3) with respect to the quarter ended December 31, 2012.  With respect to any acquisitions completed in any fiscal quarter, EBITDAX shall be calculated on a pro forma basis as if such acquisitions had taken place as of the beginning of the quarter during which such acquisitions take place.

“Intercreditor Agreement” means an intercreditor and subordination agreement among the Administrative Agent, the administrative agent for the lenders of the Second Lien Debt and the Borrower, in form and substance satisfactory to the Administrative Agent and the Required Lenders.

“Second Lien Debt” means any Debt incurred by the Borrower and the Restricted Subsidiaries in accordance with Section 9.02(p) and secured by a second lien on the Mortgaged Property and the other collateral for the Obligations.

“Senior Notes” means any senior unsecured notes issued by the Borrower in accordance with Section 9.02(p).

(b)                                 Section 1.02 of the Credit Agreement is hereby amended to add the following new definitions in proper alphabetical order:

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“Baytex Acquisition” means the acquisition of the Baytex Properties pursuant to the terms and conditions of the Baytex Acquisition Agreement.

“Baytex Acquisition Agreement” means that certain Purchase and Sale Agreement dated as of April 17, 2012, by and between Baytex Energy USA Ltd., and Bakken Hunter, LLC, as purchaser, as amended from time to time with the prior written consent of the Administrative Agent not to be unreasonably withheld.

“Baytex Acquisition Closing Date” means the date on which the Baytex Acquisition is consummated and the conditions set forth on Schedule 1.01C are satisfied.

“Baytex Properties” means those certain oil and gas properties located in North Dakota that are the subject of the Baytex Acquisition.

“Capital One Debt” means the Debt evidenced by that certain Second Lien Term Loan Credit Agreement dated September 28, 2011, among the Borrower, the lenders party thereto and Capital One, National Association, as administrative agent.

“Samson” means Samson Resources Company.

“Sixth Amendment Effective Date” means May 2, 2012.

(c)                                  Section 1.02 of the Credit Agreement is hereby amended to delete the definitions of “Second Lien Agent” and “Second Lien Credit Agreement” in their entirety.

3.                                      Amendment to Section 2.07(a).  Section 2.07(a) of the Credit Agreement is hereby amended to restate clause (iii) thereof in its entirety as follows and delete clause (iv) in its entirety:

“(iii)                         Upon the Sixth Amendment Effective Date, the Conforming Borrowing Base shall be equal to $275,000,000 and the Non-Conforming Borrowing Base shall be equal to $0.  The Conforming Borrowing Base shall be automatically reduced by $0.25 for each $1.00 of the aggregate principal amount of Second Lien Debt or Senior Notes issued in excess of $100,000,000.  In the event the Borrower consummates the Baytex Acquisition, then, upon the Baytex Acquisition Closing Date, the Conforming Borrowing Base shall be increased by $25,000,000.  If Samson exercises its rights to purchase all or a portion of the Baytex Properties, the deemed Baytex Acquisition Conforming Borrowing Base contribution of $25,000,000 shall be automatically reduced by an amount equal to (A) the ratio of the purchase price paid by Samson for the Baytex Properties so purchased to the purchase

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price paid by the Borrower pursuant to the Baytex Acquisition Agreement multiplied by (B) $25,000,000.  The Non-Conforming Borrowing Base shall not be subject to Scheduled Redeterminations or Interim Redeterminations.”

4.                                      Amendment to Section 6.03.  Section 6.03 of the Credit Agreement is hereby amended to delete the phrase “80%” from paragraph (f) thereof and insert in place thereof the phrase “80% (or, for so long as the Second Lien Debt is outstanding after August 1, 2012, 90%)”.

5.                                      Amendment to Section 8.13.  Section 8.13 of the Credit Agreement is hereby amended to (a) delete the phrase “80%” from paragraph (a) thereof and insert in place thereof the phrase “80% (or, for so long as the Second Lien Debt is outstanding after August 1, 2012, 90%)”, (b) delete the phrase “80%” from paragraph (b) thereof and insert in place thereof the phrase “80% (or, for so long as the Second Lien Debt is outstanding after August 1, 2012, 90%)” and (c) delete the three occurrences of the phrase “80%” from paragraph (c) thereof and insert in place thereof the phrase “80% (or, for so long as the Second Lien Debt is outstanding after August 1, 2012, 90%)”.

6.                                      Amendment to Section 8.14.  Section 8.14 of the Credit Agreement is hereby amended to delete the three occurrences of the phrase “80%” and insert in place thereof the phrase “80% (or, for so long as the Second Lien Debt is outstanding after August 1, 2012, 90%)”.

7.                                      Amendment to Section 9.01.  Section 9.01 of the Credit Agreement is hereby amended to restate paragraphs (a) and (c) thereof in their entirety as follows:

“(a)                           Current Ratio.  Commencing with the fiscal quarter ending March 31, 2011, the Borrower will not permit, as of the last day of any fiscal quarter, its ratio of (i) consolidated current assets of the Borrower and the Restricted Subsidiaries (including the unused amount of the total Commitments, but excluding non-cash assets under FAS 133) to (ii) consolidated current liabilities of the Borrower and the Restricted Subsidiaries (excluding non-cash obligations under FAS 133) (such ratio, the “Current Ratio”) to be less than 1.0 to 1.0; provided that, if the Capital One Debt is outstanding on June 30, 2012, then commencing with the fiscal quarter ending June 30, 2012, the Borrower will not permit, as of the last day of such fiscal quarter and any fiscal quarter thereafter, the Current Ratio to be less than 1.05 to 1.0; provided, further, that if the Capital One Debt is repaid in full and the commitments thereunder are terminated, then commencing with the fiscal quarter during which such repayment and termination occur, the Borrower will not permit, as of the last day of such fiscal quarter and any fiscal quarter thereafter, the Current Ratio to be less than 1.0 to 1.0; provided, further, that, in the event the Borrower does not issue Second Lien Debt and does not issue Senior Notes and does

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not consummate the Baytex Acquisition, then, with respect to the fiscal quarter ending June 30, 2012 only, the Borrower shall be permitted to effect an Interim Redetermination by July 31, 2012, utilizing a Reserve Report dated on or about June 30, 2012, and such redetermined Borrowing Base shall be used to calculate the Current Ratio as of and for the fiscal quarter ending June 30, 2012.

(c)                                  Total Debt to EBITDAX.  The Borrower will not permit, as of the last day of any fiscal quarter, its ratio of (i) total Debt of the Borrower and the Restricted Subsidiaries as of such date to (ii) EBITDAX of the Borrower and the Restricted Subsidiaries for the trailing four quarter period then ended (such ratio, the “Leverage Ratio”) to exceed (A) 4.5 to 1.0 commencing with the fiscal quarter ending June 30, 2011 through the fiscal quarter ending September 30, 2011, (B) 4.25 to 1.0 for the fiscal quarter ending December 31, 2011 and (C) 4.0 to 1.0 commencing with the fiscal quarter ending March 31, 2012 and for each fiscal quarter thereafter; provided that, if the Borrower issues Second Lien Debt or Senior Notes in an aggregate principal amount in excess of $350,000,000 or if the Baytex Acquisition Closing Date occurs, then commencing with the fiscal quarter ending June 30, 2012, the Borrower shall not permit, as of the last day of such fiscal quarter and the fiscal quarter ending September 30, 2012, its Leverage Ratio to exceed 4.5 to 1.0 and shall not permit, as of the last day of the fiscal quarter ending December 31, 2012 and each fiscal quarter thereafter, its Leverage Ratio to exceed 4.0 to 1.0.”

8.                                      Amendment to Section 9.02.  Section 9.02 of the Credit Agreement is hereby amended to restate clauses (p) and (q) thereof in their entirety as follows:

“(p)                           either (i) Second Lien Debt (including guarantees in respect thereof) not to exceed an aggregate principal amount of $450,000,000 at any time outstanding and otherwise on terms and conditions reasonably satisfactory to the Administrative Agent, including, without limitation, an Intercreditor Agreement; provided that (A) immediately following the incurrence of the Second Lien Debt, the Borrower shall use a portion of the proceeds thereof to repay in full the Capital One Debt, (B) the maturity date of the Second Lien Debt shall not be earlier than six months after the Maturity Date and (C) the Borrower shall not prepay any amounts in respect of the Second Lien Debt unless (1) no Default or Event of Default has occurred and is continuing and (2) either (y) such prepayment is made with the cash proceeds of the Senior Notes immediately following the issuance thereof or (z) after giving effect to such prepayment, the Borrower shall have a minimum Liquidity of not less than $75,000,000; or (ii) Debt evidenced by Senior Notes (including unsecured guarantees in respect thereof)

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not to exceed an aggregate principal amount of $450,000,000 at any time outstanding; provided that (A) immediately following the issuance of the Senior Notes, the Borrower shall use a portion of the proceeds thereof to repay in full the Capital One Debt or any Second Lien Debt then outstanding, (B) the maturity date of the Senior Notes shall not be earlier than one year after the Maturity Date and (C) the Borrower shall not prepay any amounts owing under the Senior Notes at any time;

(q)                                 reserved;”.

9.                                      Amendment to Section 9.04.  Section 9.04 of the Credit Agreement is hereby amended to restate clause (d) thereof in its entirety as follows, redesignate clauses (e) and (f) as clauses (f) and (g), respectively, and insert the following new clause (e):

“(d)                           without limiting the dividends permitted by Section 9.04(b) above, the Borrower may (i) pay cash in lieu of issuing fractional shares of Series C preferred stock in connection with an exchange of outstanding Series C preferred stock for newly issued Series D preferred stock, (ii) redeem its Series C preferred stock with the proceeds of an issuance by the Borrower of common equity or Series D preferred stock so long as such redemption takes place immediately upon receipt of such proceeds, (iii) redeem its Series D preferred stock with the proceeds of an issuance by the Borrower of its common equity so long as such redemption takes place immediately upon receipt of such proceeds and (iv) pay cash in lieu of issuing fractional shares of Series C or Series D preferred stock in connection with an exchange of outstanding Series C or Series D preferred stock for newly issued common equity;

(e)                                  without limiting the redemptions of its Series C preferred stock permitted by Section 9.04(d)(ii) above, the Borrower may redeem its Series C preferred stock with the proceeds of issuances by the Borrower of its Series D preferred stock occurring during the six month period prior to the date of any such redemption so long as (i) no Event of Default exists at the time of, or is caused by, such redemption and (ii) after giving effect to such redemption, availability under the Borrowing Base is equal to or greater than ten percent (10%) of the Borrowing Base then in effect, except to the extent such proceeds were previously utilized as Investments pursuant to Section 9.05(q);”.

10.                               Amendment to Section 9.05.  Section 9.05 of the Credit Agreement is hereby amended to restate clauses (p) and (q) thereof in their entirety as follows:

“(p)                           Investments by the Borrower or any Restricted Subsidiaries in Unrestricted Subsidiaries (other than Eureka Hunter Holdings,

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LLC or its Subsidiaries), not to exceed $2,000,000 in the aggregate at any time outstanding;

(q)                                 Investments in Eureka Hunter Holdings, LLC (or another direct or indirect Subsidiary of Eureka Hunter Holdings, LLC), whether such Subsidiaries are Restricted Subsidiaries or Unrestricted Subsidiaries, in an aggregate amount at any one time outstanding not to exceed, in the aggregate in any calendar year, (i) the Investments in such Persons existing on the Effective Date as set forth on Schedule 9.05 and (ii) $2,000,000; provided that to the extent the Borrower reasonably determines that funds in excess of such amount are necessary for the construction, operation, maintenance or expansion of the Eureka Hunter Pipeline or any related natural gas processing plants (including the financing of the foregoing), the Borrower may distribute such excess funds to Eureka Hunter Holdings, LLC or such other Subsidiary for the purpose of paying any such construction, operation, maintenance or expansion expenses of the Eureka Hunter Pipeline or such natural gas processing plants (including the costs, expenses, fees or other amounts relating to the financing of the foregoing), so long as (A) such funds are net cash proceeds from the offering of common or preferred equity securities by the Borrower on or after January 1, 2011, except to the extent such funds were previously utilized to make redemptions of Series C preferred stock pursuant to Section 9.04(e), or such payment is made in the form of the issuance of stock and (B) after giving effect to such distribution, availability under the Borrowing Base is equal or greater than 5% of the Borrowing Base then in effect;”.

11.                               Amendment to the Credit Agreement.  The Credit Agreement is hereby amended to (a) delete Annex I in its entirety and insert in place thereof Annex I in the form attached hereto and (b) add thereto Schedule 1.01C in the form attached hereto.

12.                               Amendment to Mortgages.  Notwithstanding any provision in the Mortgages or any other Loan Document to the contrary, the parties hereto agree that in no event is any Building (as defined in the applicable Flood Insurance Regulations) or any Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) included in the definition of “Mortgaged Property” or “Collateral”, in each case as defined in the Mortgages, and no Building or Manufactured (Mobile) Home is encumbered by the Mortgages or any other Loan Document.  As used herein, “Flood Insurance Regulations” shall mean (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), and (d) the Flood Insurance Reform Act of 2004, in each case as now or hereinafter in effect or any successor statute thereto and including any regulations promulgated thereunder.  Further, the parties hereto agree that each Mortgage is hereby amended to delete the word “buildings” from Section 1.01(d) thereof.

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13.                               Waiver.  Subject to the terms and provisions herein, the Lenders signatory hereto hereby permanently waive the Event of Default arising under the Credit Agreement as a result of the failure of the Borrower to comply with Section 9.01(a) of the Credit Agreement as of and for the fiscal quarter ended March 31, 2012.  The waiver set forth in this Section 13 (the “Default Waiver”) is limited to the extent specifically set forth above and not other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be effected hereby.  The Default Waiver is granted only with respect to the anticipated failure of the Borrower to comply with Section 9.01(a) as of and for the fiscal quarter ended March 31, 2012, and shall not apply to any violation of Section 9.01(a) with respect to any fiscal quarter other than the fiscal quarter ended March 31, 2012, or any actual or prospective default or violation of any other provision of the Credit Agreement or any other Loan Document.  The Default Waiver shall not in any manner create a course of dealing or otherwise impair the future ability of the Administrative Agent or the Lenders to declare a Default or Event of Default under or otherwise enforce the terms of the Credit Agreement or any other Loan Document with respect to any matter other than those specifically and expressly waived in the Default Waiver.

14.                               Ratification.  Each of the Borrower and the Guarantors hereby ratifies all of its respective obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment.  Except as provided herein, nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is the Borrower nor any Guarantor released from any covenant, warranty or obligation created by or contained herein or therein.

15.                               Representations and Warranties.  The Borrower and Guarantors hereby represent and warrant to the Administrative Agent and the Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Borrower and Guarantors, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower and Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof (except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date), (d) no Default or Event of Default exists under the Credit Agreement or under any Loan Document as of the Sixth Amendment Effective Date and (e) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower and Guarantors.

16.                               Conditions to Effectiveness.  This Amendment shall be effective on the Sixth Amendment Effective Date upon satisfaction of the following conditions:

(a)                                 the Borrower, the Guarantors and each of the Lenders shall have executed and delivered to the Administrative Agent counterparts of this Amendment;

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(b)                                 the Borrower shall have delivered to the Administrative Agent (i) the Reserve Report supporting the redetermination of the Borrowing Base effected hereby, (ii) the related certificate required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) of the Credit Agreement, (iii) any Engineering Reports as shall have been reasonably requested by the Required Lenders in connection with the Reserve Report described in clause (i) above and (iv) title information required to be delivered by the Borrower pursuant to Section 8.13(a) of the Credit Agreement; and

(c)                                  the Borrower shall have paid to the Administrative Agent and the Lenders all fees and expenses that are due in connection with this Amendment.

Notwithstanding anything to the contrary contained in this Amendment, in the event that the Borrower, the Guarantors and each of the Required Lenders shall have executed and delivered to the Administrative Agent counterparts of this Amendment and all of the other conditions to this Amendment set forth in clauses (b) and (c) above shall have been satisfied, this Amendment (other than the provisions of Section 3 (Amendments to Section 2.07(a)) and Section 11(a) (Amendment to Credit Agreement) hereof) shall be effective on the Sixth Amendment Effective Date.

17.                               New Lender.

(a)                                 By its execution of this Amendment, the New Lender shall become a party to the Credit Agreement as of the Sixth Amendment Effective Date and shall have all the rights and obligations, severally and not jointly, of a “Lender” under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto, and shall agree, and does hereby agree, severally and not jointly, to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents to which the Lenders are a party, in each case, as if it were an original signatory thereto.

(b)                                 The New Lender, severally and not jointly, (i) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Credit Agreement; (ii) agrees that it has independently and without reliance upon the Administrative Agent or any other Lender, and based on such information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and the Credit Agreement (and that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement); (iii) represents and warrants that (A) its name set forth herein is its legal name, (B) it has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Amendment, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions

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contemplated by, this Amendment, the Credit Agreement and the other Loan Documents, (C) no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection herewith or therewith, and (D) this Amendment constitutes its legal, valid and binding obligation; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) appoints and authorizes the Issuing Bank to take such action as letter of credit issuing bank on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Issuing Bank by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vii) represents and warrants that under applicable Laws no tax will be required to be withheld by the Administrative Agent or the Borrower with respect to any payments to be made to the New Lender hereunder or under any Loan Document, and no tax forms described in Section 5.03(a) of the Credit Agreement are required to be delivered by the New Lender (or if required, such tax forms have been delivered to the Administrative Agent as required under Section 5.03(a) of the Credit Agreement).

(c)                                  The New Lender hereby advises each other party hereto that its respective address for notices and its respective Lending Office shall be as set forth below its name on its signature page attached hereto.

(d)                                 On the Sixth Amendment Effective Date, each of the Lenders that was a Lender prior to the date Sixth Amendment Effective Date (each, an “Existing Lender”) hereby sells, assigns, transfers and conveys to the New Lender, and the New Lender hereto hereby purchases and accepts, so much of the aggregate commitments under, and loans and participations in letters of credit outstanding under, the Credit Agreement such that, immediately after giving effect to the effectiveness of this Amendment, the Applicable Percentage of each Lender to the Credit Agreement and the portion of the relevant Commitment of each Lender, shall be as set forth on Annex I, as amended hereby (it being understood that if any Letters of Credit are outstanding under the Credit Agreement as of the Sixth Amendment Effective Date, then the New Lender shall have purchased and accepted from the Existing Lenders, a participation in such outstanding Letters of Credit based on its respective Applicable Percentage).  The foregoing assignments, transfers and conveyances are without recourse to any Existing Lender and without any warranties whatsoever by the Administrative Agent, the Issuing Bank or any Existing Lender as to title, enforceability, collectability, documentation or freedom from liens or encumbrances, in whole or in part, other than that the warranty of any such Existing Lender that it has not previously sold, transferred, conveyed or encumbered such interests.  The Existing Lenders and the Lenders shall, if appropriate, make all appropriate adjustments in payments under the Credit Agreement and the other Loan Documents thereunder for periods

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prior to the adjustment date among themselves, but in no event shall any such adjustment of Eurodollar Loans (a) constitute a payment or prepayment of all or a portion of any Eurodollar Loans or (b) entitle any Lender to any reimbursement under Section 5.02 of the Credit Agreement.

18.                               Counterparts.  This Amendment may be signed in any number of counterparts, which may be delivered in original, electronic or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

19.                               Governing Law.  This Amendment, all Notes, the other Loan Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of New York and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of New York and of the United States.

20.                               Final Agreement of the Parties.  Any previous agreement among the parties with respect to the subject matter hereof is superseded by the Credit Agreement, as amended by this Amendment.  Nothing in this Amendment, express or implied is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the Sixth Amendment Effective Date.

BORROWER:

MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation

By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

GUARANTORS:

PRC WILLISTON, LLC,
a Delaware limited liability company

By:	Magnum Hunter Resources Corporation,
its sole member

	By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

MAGNUM HUNTER RESOURCES LP,
a Delaware limited partnership

By:	Magnum Hunter Resources GP, LLC,
its general partner

	By:	Magnum Hunter Resources Corporation,
its sole member

		By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

Signature Page to Sixth Amendment to Credit Agreement

MAGNUM HUNTER RESOURCES GP, LLC,
a Delaware limited liability company

By:		Magnum Hunter Resources Corporation,
its sole member

	By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

TRIAD HUNTER, LLC,
a Delaware limited liability company

By:		/s/ Ronald D. Ormand
Ronald D. Ormand
Vice President

EAGLE FORD HUNTER, INC.,
a Colorado corporation

By:		/s/ Ronald D. Ormand
Ronald D. Ormand
Secretary

MAGNUM HUNTER PRODUCTION INC.,
a Kentucky corporation

By:		/s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

NGAS HUNTER, LLC

By:		/s/ Ronald D. Ormand
Ronald D. Ormand
Vice President and Treasurer

Signature Page to Sixth Amendment to Credit Agreement

MHR CALLCO CORPORATION,
a corporation existing under the laws of the Province of Alberta

By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Vice President

MHR EXCHANGECO CORPORATION,
a corporation existing under the laws of the Province of Alberta

By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Vice President

WILLISTON HUNTER CANADA, INC.,
a corporation existing under the laws of the Province of Alberta

By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Executive Vice President and Chief Financial Officer

WILLISTON HUNTER INC.,
a Delaware corporation

By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Executive Vice President and Chief Financial Officer

Signature Page to Sixth Amendment to Credit Agreement

WILLISTON HUNTER ND, LLC,
a Delaware limited liability company

By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Vice President and Treasurer

BAKKEN HUNTER, LLC,
a Delaware limited liability company

By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Executive Vice President

Signature Page to Sixth Amendment to Credit Agreement

ADMINISTRATIVE AGENT AND LENDER:

BANK OF MONTREAL

By:	/s/ Gumaro Tijerina
Gumaro Tijerina
Director

Signature Page to Sixth Amendment to Credit Agreement

LENDER:

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Nancy M. Mak
Nancy M. Mak
Vice President

Signature Page to Sixth Amendment to Credit Agreement

LENDER:

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Mark Serice
Mark Serice
Senior Vice President

Signature Page to Sixth Amendment to Credit Agreement

LENDER:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Paul Pace
Paul Pace
Senior Vice President

Signature Page to Sixth Amendment to Credit Agreement

LENDER:

UBS LOAN FINANCE LLC

By:	/s/ Mary E. Evans
Mary E. Evans
Associate Director

By:	/s/ Irja R. Otsa
Irja R. Otsa
Associate Director

Signature Page to Sixth Amendment to Credit Agreement

LENDER:

CITIBANK, N.A.

By:	/s/ Phil Ballard
Phil Ballard
Vice President

Signature Page to Sixth Amendment to Credit Agreement

LENDER:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Courtney E. Meehan
Courtney E. Meehan
Vice President

By:	/s/ Michael Getz
Michael Getz
Director

Signature Page to Sixth Amendment to Credit Agreement

LENDER:

CREDIT SUISSE AG, Cayman Islands Branch

By:	/s/ Shaheen Malik
Shaheen Malik
Vice President

By:	/s/ Michael Spaight
Michael Spaight
Associate

Signature Page to Sixth Amendment to Credit Agreement

LENDER:

GOLDMAN SACHS BANK USA

By:	/s/ Mark Walton
Mark Walton
Vice President

Signature Page to Sixth Amendment to Credit Agreement

LENDER:

SUNTRUST BANK

By:	/s/ Scott Mackey
Scott Mackey
Director

Signature Page to Sixth Amendment to Credit Agreement

LENDER

ROYAL BANK OF CANADA

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

Signature Page to Sixth Amendment to Credit Agreement

NEW LENDER

ABM AMRO CAPITAL USA LLC

/s/ Darrell W. Holley	By:	/s/ David L. Montgomery
Darrell W. Holley	Name:	David L. Montgomery
Managing Director	Title:	Director

Address for Notices:

ABN AMRO Capital USA LLC
100 Park Avenue
New York, NY 10017
	Attention:	Elsy Garcia
	Telecopy No.:	917 284 6697

Signature Page to Sixth Amendment to Credit Agreement

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
Bank of Montreal	11.500%	$86,250,000
Capital One, N.A.	10.000%	$75,000,000
Amegy Bank National Association	8.250%	$61,875,000
KeyBank National Association	8.250%	$61,875,000
UBS Loan Finance LLC	8.250%	$61,875,000
Citibank, N.A.	8.250%	$61,875,000
Deutsche Bank Trust Company Americas	8.250%	$61,875,000
Royal Bank of Canada	8.250%	$61,875,000
SunTrust Bank	8.250%	$61,875,000
ABN AMRO Capital USA LLC	8.250%	$61,875,000
Credit Suisse AG	7.000%	$52,500,000
Goldman Sachs Bank USA	5.500%	$41,250,000
TOTAL	100.000000000%	$750,000,000.00

SCHEDULE 1.01C

CONDITIONS PRECEDENT TO THE BAYTEX ACQUISITION CLOSING DATE

1.                                      The Baytex Acquisition shall be consummated on or before May 30, 2012, substantially consistent with the terms and conditions of the Baytex Acquisition Agreement, without waiver or amendment of any material terms thereof not otherwise approved by the Administrative Agent (such approval not to be unreasonably withheld).

2.                                      The Administrative Agent shall have received a pro forma consolidated balance sheet as of March 31, 2012 and related statements of income and cash flows of the Borrower, as well as pro forma levels of EBITDAX (collectively, the “Pro Forma Financial Statements”), for the fiscal year ended December 31, 2011 covered by the audited financial statements and for the latest four-quarter period ending at least 45 days prior to the Baytex Acquisition Closing Date, in each case, after giving effect to the consummation of the Baytex Acquisition, the incurrence of Debt evidenced by Second Lien Debt or Senior Notes and the other transactions contemplated by the Sixth Amendment to the Credit Agreement dated May 2, 2012 (collectively, the “Baytex Transactions”), together with a certificate of the chief financial officer of the Borrower to the effect that such statements accurately present the pro forma financial position of the Borrower and the Restricted Subsidiaries in accordance with GAAP, and the Administrative Agent shall be satisfied that such balance sheets are not materially inconsistent with any forecasts previously provided to the Administrative Agent.  The Pro Forma Financial Statements shall be prepared on a basis consistent with pro forma financial statements set forth in a registration statement filed with the SEC.

3.                                      The Administrative Agent shall have received the most recent projections of the Borrower through the 2014 fiscal year, prepared on a quarterly basis through the end of 2014, which shall not be materially inconsistent with any projections provided to the Administrative Agent prior to the Baytex Acquisition Closing Date.

4.                                      The Administrative Agent shall have received reasonably satisfactory evidence (including an officers’ certificate accompanied by satisfactory schedules and other data) that immediately after giving pro forma effect to the Baytex Transaction the sum of net working capital of the Borrower and the Restricted Subsidiaries and availability under the Borrowing Base immediately prior to the Baytex Acquisition Closing Date is not less than $100,000,000.

5.                                      All required material governmental authorities and third parties shall have approved or consented to the Baytex Transactions to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Baytex Transactions.

6.                                      No Default or Event of Default shall have occurred and be continuing.

7.                                      The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in respect of the Baytex Properties in accordance with Section 7.12 of the Credit Agreement.